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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12

                         FIRST UNITED BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(BW)(FIRST-UNITED)(UNTD) First United Bancshares, Inc. Holds Annual
Stockholders' Meeting, Increases Annual Dividend Rate

         Business Editors

         EL DORADO, Ark.--(BUSINESS WIRE)-- May 23, 2000 --At the Annual Meeting of Stockholders of First United Bancshares, Inc. (NASDAQ/NMS: UNTD) held today at the First National Bank of El Dorado, all of the fourteen (14) nominees for directors were elected for the ensuing year. They are: E. Larry Burrow, Claiborne P. Deming, Al Graves, Jr., Tommy Hillman, James V. Kelley, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, George F. Middlebrook, III, R. Madison Murphy, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr.

         Arthur Andersen LLP was re-appointed as the independent auditors of First United for the 2000 fiscal year.

         "In 1999, First United expanded its market in East Texas with the purchase of East Texas National Bank in Marshall," stated James V. Kelley, Chairman, President and CEO of First United. "With this acquisition, we significantly increased our presence in this important part of the state."

         "First United posted earnings of $33.5 million or $1.32 per share for 1999, a 10.5% increase over 1998 earnings of $30.3 million or $1.20 per share," continued Kelley. "Total assets grew 6% to $2.67 billion, while total deposits rose 6% to $2.25 billion. Despite an increasingly competitive loan market, loans grew by 10% to $1.49 billion. First United's return on average assets was 1.32%, while return on average equity ended the year at 12.88%."

         "First United announced a 16% increase in the quarterly cash dividend rate from $0.12 1/2 per share to $0.14 1/2 per share. The dividend reflects the normal increase and the premium to conform our dividend to that of BancorpSouth, Inc. This is the ninth consecutive year we have increased the cash dividend rate," said Kelley.

         The Board of Directors of First United declared a quarterly dividend of $0.14 1/2 per share on common stock. The dividend is payable June 30, 2000 to shareholders of record as of June 9, 2000.

         First United has signed a definitive agreement to merge with BancorpSouth, Inc., a $5.8 billion bank holding company located in Tupelo, Mississippi. Also, First United has signed a definitive agreement to purchase Texarkana First Financial Corporation, the parent company of First Federal Savings & Loan in Texarkana, Arkansas which has assets of $206 million.

         First United, with $2.7 billion in assets, is a multi-bank holding company with a non-bank subsidiary, First United Trust Company, N.A., serving 39 communities in Arkansas, Texas and Louisiana.

         First United's stock is listed on the NASDAQ National Market System under the symbol "UNTD."


         -- 30 --

         CONTACT: First United Bancshares, Inc., El Dorado
                  John G. Copeland, 870/863-3181
                  jcopeland@firstunitedbanks.com

         KEYWORD: ARKANSAS TEXAS LOUISIANA
         INDUSTRY KEYWORD: BANKING


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FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY NOT BE BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THEIR REFERENCE TO A FUTURE PERIOD OR PERIODS OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "MAY," "MIGHT," "WILL," "WOULD," OR "INTEND." THESE FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE RELATING TO THE BENEFITS, PROSPECTS AND COMPLETION OF THE MERGER. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE IN THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS, DUE TO A VARIETY OF FACTORS. THOSE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, FAILURE OR DELAY IN OBTAINING REQUIRED SHAREHOLDER OR REGULATORY APPROVALS, THE COMPANIES' FAILURE TO CONSUMMATE THE MERGER, INABILITY TO SUCCESSFULLY INTEGRATE THE COMPANIES AFTER THE MERGER, MATERIALLY ADVERSE CHANGES IN THE COMPANIES' FINANCIAL CONDITIONS, CHANGES IN ECONOMIC CONDITIONS AND GOVERNMENT FISCAL AND MONETARY POLICIES, FLUCTUATIONS IN PREVAILING INTEREST RATES, THE ABILITY OF FIRST UNITED TO COMPETE WITH OTHER FINANCIAL SERVICES COMPANIES, CHANGES IN FIRST UNITED'S OPERATING OR EXPANSION STRATEGY, GEOGRAPHIC CONCENTRATION OF FIRST UNITED'S ASSETS, THE ABILITY OF FIRST UNITED TO ATTRACT, TRAIN, AND RETAIN QUALIFIED PERSONNEL, THE ABILITY OF FIRST UNITED TO EFFECTIVELY MARKET ITS SERVICES AND PRODUCTS, FIRST UNITED'S DEPENDENCE ON EXISTING SOURCES OF FUNDING, AND OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE FINANCIAL RESULTS OF FINANCIAL SERVICE COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN FIRST UNITED'S NEWS RELEASES AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

This news release may be deemed to be solicitation material with respect to the proposed merger of Texarkana First Financial Corporation ("Texarkana First Financial") and First United and the proposed merger of BancorpSouth, Inc. ("BancorpSouth") and First United. First United and its directors may be deemed to be participants in the solicitation of proxies with respect to the shareholders meetings to be held in connection with such mergers. Information concerning the participants in the solicitation is set forth in the definitive proxy statement filed by First United with the Securities and Exchange Commission on April 19, 2000 for its 2000 annual meeting of shareholders. James
V. Kelley, the Chairman, President and CEO, and a director, of First United has entered into a Stock Bonus Agreement and Change of Control Agreement with BancorpSouth which will be effective upon closing of the merger with BancorpSouth. In connection with the proposed merger of Texarkana First Financial and First United, Texarkana First Financial will file a proxy statement with the Securities and Exchange Commission. Shareholders of Texarkana First Financial are encouraged to read the proxy statement, because it will contain important information about the merger of Texarkana First Financial and First United. After the proxy statement is filed with the SEC, it will be provided to the Texarkana First Financial shareholders in connection with their shareholders meeting and will be available free of charge, both on the SEC's web site (www.sec.gov) and from Texarkana First Financial's corporate secretary. In connection with the proposed merger of BancorpSouth and First United, BancorpSouth will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and First United are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the merger of BancorpSouth and First United. After the registration statement is filed with the SEC, it will be available free of charge, both on the SEC's web site (www.sec.gov) and from BancorpSouth's and First United's corporate secretaries.